UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2013

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the reverse stock split contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On May 7, 2013, Monarch Community Bancorp, Inc. (“Monarch”) filed Articles of Amendment to Monarch’s charter with the State of Maryland to consummate a one for five reverse stock split of its common stock. Pursuant to the reverse stock split, each holder of Monarch common stock will receive 1 share of common stock for every 5 shares owned on the effective date of the reverse stock split, with fractional shares rounded up to the next whole share. The reverse split will be effective as of May 28, 2013, and Monarch anticipates that its common stock will begin trading on a split adjusted basis when the market opens on May 28, 2013. Beginning on that date, Monarch’s common stock is expected to trade for a period of twenty (20) trading days under the ticker symbol MCBFD, after which it is expected to revert to trading under the ticker symbol MCBF. The common shares will also trade under a new CUSIP number.

As a result of the reverse stock split, the number of outstanding common shares will be reduced from 2,049,485 to 409,897, subject to adjustment for fractional shares. The reverse stock split will not affect any stockholder’s ownership percentage of Monarch’s common shares, except to the limited extent that the reverse stock split would result in any stockholder owning a greater number of shares as a result of the rounding up of fractional shares to the nearest whole share. As provided by the Maryland General Corporation Law, stockholder approval is not required. After the reverse stock split takes effect, stockholders holding physical share certificates will receive instructions from Registrar and Transfer Company, Monarch’s exchange agent, regarding the process for exchanging their shares.

A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

On May 7, 2013, Monarch issued a press release describing, among other things, the reverse split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On May 7, 2013, Monarch issued a press release describing Monarch’s proposed private placement of $16.5 million in equity securities of Monarch. Monarch has engaged two investment bankers to co-lead the private placement. The private placement is conditioned on, among other things, Monarch completing a transaction with the U.S. Department of Treasury for the retirement of Monarch’s Capital Purchase Program (CPP) preferred stock and accrued, unpaid interest and dividends, totaling approximately $8.2 million, for the total sum of approximately $4.5 million, certain regulatory approvals and other conditions. The securities offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release describing, among other things, the private placement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number

3.1	Articles of Amendment to Charter of Monarch Community Bancorp, Inc.

99.1	Press Release, dated May 7, 2013 issued by Monarch Community Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: May 7, 2013	/s/ Richard J. DeVries
Richard J. DeVries
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Charter of Monarch Community Bancorp, Inc.

99.1	Press Release, dated May 7, 2013 issued by Monarch Community Bancorp, Inc.